EXHIBIT 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of ENDRA Life Sciences Inc. (the “Company”) on Form 10-Q for the period June 30, 2019 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, Francois Michelon, Chief Executive Officer and Chairman of the Company, and David Wells, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)  The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to ENDRA Life Sciences Inc. and will be retained by ENDRA Life Sciences Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

/s/ Francois Michelon	/s/ David R. Wells
Name: Francois Michelon	Name: David R. Wells
Title: Chief Executive Officer and Chairman	Title: Chief Financial Officer
Date: August 8, 2019	Date: August 8, 2019